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                                                                       EXHIBIT C
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                             TRANSACTIONS IN SHARES DURING THE PERIOD COMMENCING FROM THE 60-DAY PERIOD
                                         PRECEDING FEBRUARY 17, 1999 THROUGH THE DATE HEREOF




            # of Shares    Price per   Transaction place         Person Causing
  Date       Purchased       Share       and manner              Transaction
--------    ----------     ---------   -----------------         --------------

12-18-98        100        $ 14.625    NASDAQ National Market    Bennett Lindenbaum
                                       (open market purchase)

12-31-98      1,185        $ 15.000    NASDAQ National Market    Basswood Financial Partners, L.P.
                                       (open market purchase)

12-31-98         52        $ 15.000    NASDAQ National Market    1994 Garden State, L.P.
                                       (open market purchase)

12-31-98        251        $ 15.000    NASDAQ National Market    Basswood International Fund, Inc.
                                       (open market purchase)

12-31-98         12        $ 15.000    NASDAQ National Market    Whitewood Financial Partners, L.P.
                                       (open market purchase)
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